                                                               EXHIBIT 10.15

            --------------------------------------------------------
                                   UNION TOWER
            ---------------------------------------------------------

                                  OFFICE LEASE

                                     BETWEEN

                        UNION TOWER INVESTORS II, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                    LANDLORD

                                       AND

                              PARTICIPATE.COM, INC.
                             A DELAWARE CORPORATION

                                     TENANT

                             DATED FEBRUARY 9, 2000


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                                TABLE OF CONTENTS

ARTICLE 1

PREMISES AND TERM..............................................................1

ARTICLE 2

BASE RENT......................................................................2

ARTICLE 3

ADDITIONAL RENT................................................................2

ARTICLE 4

COMMENCEMENT OF TERM...........................................................5

ARTICLE 5

CONDITION OF PREMISES..........................................................5

ARTICLE 6

USE AND RULES .................................................................5

ARTICLE 7

SERVICES AND UTILITIES ........................................................6

ARTICLE 8

ALTERATIONS AND LIENS .........................................................9

ARTICLE 9

REPAIRS ......................................................................11

ARTICLE 10

CASUALTY DAMAGE ..............................................................11

ARTICLE 11

INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS .................................13

ARTICLE 12

CONDEMNATION .................................................................14

ARTICLE 13

RETURN OF POSSESSION .........................................................15

ARTICLE 14

HOLDING OVER .................................................................16

ARTICLE 15

NO WAIVER ....................................................................16

ARTICLE 16

ATTORNEYS' FEES AND JURY TRIAL ...............................................17

ARTICLE 17

PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES ..........................17

ARTICLE 18

REASONABLE APPROVALS .........................................................17

ARTICLE 19

SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION............................17

ARTICLE 20

ESTOPPEL CERTIFICATE .........................................................18

ARTICLE 21

ASSIGNMENT AND SUBLETTING ....................................................19

ARTICLE 22

RIGHTS RESERVED BY LANDLORD ..................................................22

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ARTICLE 23

LANDLORD'S REMEDIES ..........................................................23

ARTICLE 24

LANDLORD'S RIGHT TO CURE .....................................................27

ARTICLE 25

CAPTIONS, DEFINITIONS AND SEVERABILITY .......................................28

ARTICLE 26

CONVEYANCE BY LANDLORD AND LIABILITY .........................................33

ARTICLE 27

INDEMNIFICATION ..............................................................33

ARTICLE 28

SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS............................34

ARTICLE 29

COMMUNICATIONS AND COMPUTER LINES ............................................34

ARTICLE 30

HAZARDOUS MATERIALS ..........................................................36

ARTICLE 31

MISCELLANEOUS ................................................................38

ARTICLE 32

OFFER ........................................................................39

ARTICLE 33

NOTICES ......................................................................39


ARTICLE 34

REAL ESTATE BROKERS ..........................................................39

ARTICLE 35

SECURITY DEPOSIT .............................................................40

ARTICLE 36

AMERICANS WITH DISABILITIES ACT...............................................41

ARTICLE 37

OPTION TO EXTEND .............................................................42

ARTICLE 38

SIGNS ........................................................................44

ARTICLE 39

PARKING / GENERATOR ..........................................................46

ARTICLE 40

TERMINATION OPTION ...........................................................48

ARTICLE 41

EXPANSION OPTION .............................................................48

ARTICLE 42

ENTIRE AGREEMENT .............................................................50


RIDER ONE

EXHIBIT A - BASE RENT
EXHIBIT B - EXCLUSIONS FROM OPERATING EXPENSES
EXHIBIT C - FORM OF LETTER OF CREDIT
EXHIBIT D - CLEANING AND JANITORIAL SPECIFICATIONS
EXHIBIT E - COMMENCEMENT DATE AND EXPIRATION DATE CONFIRMATION

WORK AGREEMENT

                                  OFFICE LEASE

         THIS LEASE made as of the 9th day of February, 2000 (the "EFFECTIVE DATE"), between UNION TOWER INVESTORS II, L.L.C., a Delaware limited liability company ("Landlord"), and PARTICIPATE.COM, INC. a Delaware corporation ("TENANT"), whose address is 945 West George Street, Chicago, Illinois 60657.

                                   WITNESSETH:

                                    ARTICLE 1
                                PREMISES AND TERM


         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space (the "PREMISES") consisting of the entire rentable area on the sixteenth (16th) floor (consisting of 20,667 rentable square feet) (the "SIXTEENTH FLOOR PREMISES") and the entire rentable area on the seventeenth
(17th) floor (consisting of 20,667 rentable square feet) (the "SEVENTEENTH FLOOR PREMISES"), in the building known as Union Tower (the "BUILDING"), located at 550 West Van Buren Street, Chicago, Illinois (the "PROPERTY," as further described in Article 25), subject to the provisions herein contained. The term of this Lease (the "TERM") shall commence on the Sixteenth Floor Commencement Date (as hereafter defined) (the "COMMENCEMENT DATE"). If Tenant does not exercise the Expansion Option (as defined in Article 41), the Term shall end on the date that is the last day of the 120th full calendar month following the Commencement Date, unless sooner terminated as provided herein. If Tenant exercises the Expansion Option (as defined in Article 41), the Term shall end on the date that is the last day of the 120th full calendar month following the Expansion Space Commencement Date (as defined in Article 41), unless sooner terminated as provided herein. The applicable date on which this Lease ends is referred to herein as the "EXPIRATION DATE,"

         The term of this Lease with respect to the Sixteenth Floor Premises shall commence on the date (the "SIXTEENTH FLOOR COMMENCEMENT DATE") which is the earlier to occur of (i) the "sixteenth floor delivery date," or (ii) "Substantial Completion" of the "Sixteenth Floor Work" (as such terms are defined in the Work Agreement between Landlord and Tenant, entered into contemporaneously herewith). The Term of this Lease with respect, to the Seventeenth Floor Premises shall commence on the date (the Seventeenth Floor Commencement Date") which is the earlier to occur of (i) the "SEVENTEENTH FLOOR DELIVERY DATE," or (ii) "Substantial Completion" of the "Seventeenth Floor
Work" (as such terms are defined in the Work Agreement). Promptly after Landlord Substantially Completes the Sixteenth Floor Work and the Seventeenth Floor Work, Landlord and Tenant shall execute and deliver to each other a supplement to this Lease in the form attached as EXHIBIT E confirming the Commencement Date and Expiration Date. If Tenant exercises the Expansion Option, then promptly after Landlord Substantially Completes the "Expansion Space Work" (as defined in Article 41), Landlord and Tenant shall execute and deliver to each other an additional supplement to this Lease in the form attached as Exhibit E confirming the Commencement Date and revised Expiration Date.

         Landlord and Tenant agree that for purposes of this Lease, the rentable area of the Premises is 41,334 square feet and the rentable area of the Property is 332,608 square feet. The rentable area of the Premises shall increase to 62,001 square feet in the event that Tenant exercises the Expansion Option (as defined in Article 41).

                                    ARTICLE 2
                                    BASE RENT

         Tenant shall pay Landlord Base Rent as set forth in EXHIBIT A attached hereto, in monthly installments, in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due, shall be paid when Tenant executes this Lease. If the Commencement Date is a day other than the first day of a calendar month, or if the Term ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated by multiplying the then applicable monthly Base Rent by a fraction, the numerator of which is the number of days in the partial month included in the Term and the denominator of which is 30.

                                    ARTICLE 3
                                 Additional Rent

         (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes in excess of the amount of Taxes paid by Landlord during the calendar year 2000 ("BASE TAX YEAR"). The terms "TAXES" and "TENANTS PRORATA SHARE" shall have the meanings specified therefor in Article 25.

         (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses in excess of the amount of Operating Expenses paid by Landlord during the calendar year 2000 ("BASE EXPENSE YEAR"). The term "OPERATING EXPENSES" shall have the meaning specified therefor in Article 25.

         (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

            (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxas and Operating Expenses for any full or partial calendar year of the Term; provided that no such estimated payments shall be payable until the calendar year 2001. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, but not more than one (1) time in any calendar year and only upon thirty (30) days prior written notice to Tenant.

            (ii) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "STATEMENT") to Tenant showing:
                  (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Year, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year as reasonably determined by Landlord.

            (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period of January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

            (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            (v) So long as Tenant's obligations hereunder are not adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts ever decrease the monthly Base Rent, or give rise to a credit in favor of Tenant. All Statement (or separate statements) must be delivered to Tenant within three
                  (3) years from the end of the applicable calendar in which such amounts are inccured.

         (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

         (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with generally accepted accounting principles, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not adversely affected. Tenant or its representative shall have the right to examine such records, including records for the Base Year, upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept (provided that such records shall be kept in, or made available for Tenant's review in, Chicago, Illinois) by sending such notice no later than ninety (90) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord within thirty (30) days after Tenant completes its audit, but in no event later than ninety (90) days after Landlord furnishes the Statement. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accounting firm designated by Landlord, which firm shall not have prepared the Statement, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than three percent (3%), in which event Landlord shall pay the cost of such certification. If such certification indicates that the amount actually paid by Tenant, in relation to a matter for which Tenant has taken exception pursuant to this Paragraph, exceeds the amount Tenant should have paid, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this
Article 3, or if the Lease has expired, such amount shall be refunded to Tenant within thirty (30) days of such certification. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

         In the event that a tenant of the Building other than Tenant performs an audit of Landlord's books and records regarding such tenant's prorata share of Taxes or Operating Expenses, and such audit reveals that Landlord made an error in the computation of an item of Taxes or Operating Expenses, and provided that (1) such error was not de minimis, and (2) tenants of the Building, including Tenant, pay their Prorata Share of the item of Taxes or Operating Expenses that is the subject of such error on the same basis as the tenant that performed the audit, then Landlord shall adjust Tenant's Prorata Share of such item in the same manner as adjusted for the tenant that performed the audit, whether increased or decreased.

         (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered into in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate in writing with reasonable notice to Tenant.

                                    ARTICLE 4
                              COMMENCEMENT OF TERM

         The Commencement Date is set forth in Article 1. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date, other than to occupy the same (E.G., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent.


                                    ARTICLE 5
                              CONDITION OF PREMISES

         Tenant agrees to accept the Premises, Property, Systems and Equipment (as defined in Article 25) "as is," except for latent defects, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly set forth in this Lease or the Work Agreement.


                                    ARTICLE 6
                                  USE AND RULES

         Tenant shall use the Premises for general office purposes and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant will comply with all Laws regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes; provided, however, that Tenant shall not be obligated to make any structural or capital improvements to the Premises in order to comply with any particular Law unless such Law is applicable to the Premises due to Tenant's specific use thereof. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "RULES"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant, provided that any amendment or supplement to the Rules does not materially and adversely affect any of Tenant's rights under this Lease. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance. In the event of any conflict between the terms of this Lease and the Rules, the terms of this Lease shall govern.

                                    ARTICLE 7
                             SERVICES AND UTILITIES

         Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

         (A) Heat and air-conditioning from 7:00 a.m. until 6:00 p.m. Monday through Friday, except on Holidays (as defined in Article 25), and on Saturdays from 8:00 a.m. until 1:00 p.m. The Building standard heating, ventilating and air conditioning system is set forth in Exhibit C to the Work Agreement, and Landlord shall maintain the system in accordance therewith, subject to adjustments pursuant to mandatory and voluntary compliance by Landlord with Laws relating to energy use. Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor. Whenever heat generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises, or whenever the occupancy or electrical load exceeds the air conditioning standards set forth by Landlord, Landlord shall be relieved of responsibility for maintaining such standards and in such event Tenant shall, promptly, following delivery of written notice by Landlord to Tenant, either (i) discontinue use of such heat generating machines or equipment, or (ii) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord generally charges tenants in the Building from time to time, which rates shall be available in the office of the Building. Tenant has requested, and Landlord has consented to, the installation of a supplemental HVAC unit for the Sixteenth Floor Premises, the size of which shall be subject to Landlord's reasonable approval and the installation of which shall be performed in accordance with plans approved in advance by Landlord. The maximum available amount of supplemental air conditioning capacity that is connected to the Building's condenser water riser and available to Tenant for such supplemental HVAC unit is 15 tons per full floor of the Premises. Tenant may re-allocate a portion of the supplemental air conditioning capacity that is available to the Premises toward a particular floor of the Premises, provided that in no event may Tenant's allocation of supplemental air conditioning capacity to a single floor of the Premises exceed thirty (30) tons. Tenant will cooperate with Landlord and abide by all regulations and requirements which Landlord may prescribe for the proper functioning of the ventilating and air conditioning systems.

         (B) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

         (C) Customary office cleaning and trash removal service, Monday through Friday evenings, in and about the Premises, in accordance with the Cleaning and Janitorial Specifications attached hereto as Exhibit D.

         (D) Operatorless passenger elevator service and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

         (E) Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week. After normal business hours, access to the Building will be provided using a key card or other similar access and monitoring system. A security representative of Landlord will be at the Property twenty-four (24) hours per day, seven (7) days per week.

         (F) Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 25), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay the rates that Landlord generally charges tenants in the Building for such utilities or services, which rates shall be available in the office of the Building and are subject to adjustment from time to time. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing. In the event Tenant shall fail to make payment for such additional services, Landlord may, in addition to all other remedies which Landlord may have for the non-payment of Rent and without notice to Tenant, discontinue any or all such additional services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of Rent when due, or vary or change any other provision of this Lease, or render Landlord liable for damages of any kind whatsoever.

         At Tenant's sole cost and expense, the Premises shall be separately metered and Tenant shall pay directly to the utility company all electricity charges with respect to Tenant's electrical consumption within the Premises. Tenant's use of electrical service shall not exceed the safe and lawful capacity of the Building's existing electrical circuits, which are designed to and shall provide a total of 7.5 watts per rentable square foot for all Tenant requirements, including lighting, outlets and supplemental air conditioning. In the event that Tenant requires HVAC service outside of the normal Building hours set forth in Article 7(A) above, Landlord shall seek to provide same, provided that Landlord shall receive Tenant's request within a reasonable period prior to the time such extra HVAC service is needed. Landlord may comply with written or oral requests by any officer or employee of Tenant. Tenant shall pay the rates that Landlord generally charges tenants in the Building for such extra HVAC service, which rates shall be available in the office of the Building and are subject to adjustment from time to time. All charges for extra HVAC service shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing. Landlord's current charges for extra HVAC service are $50 to $60 per hour. Tenant shall pay for the cost of all supplemental air conditioning capacity used by Tenant based on the rates that Landlord generally charges tenants in the Building for such usage, which rates shall be available in the office of the Building and are subject to adjustment from time to time. Landlord's current charges for supplemental air conditioning capacity is $30 per ton per month. Alternatively, Tenant may pay for supplemental air conditioning capacity based upon Tenant's actual usage thereof as determined through Tenant's installation of a meter off the riser that measures Tenant's use thereof.

         Landlord agrees to operate and maintain the Building in accordance with the standard of other comparable first-class office buildings in the Chicago loop area.

         Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, stream, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

         Notwithstanding anything to the contrary in the Lease, in the event that there shall be an interruption, curtailment or suspension of the Building's elevator, electricity or HVAC service or water supply in the manner required to be provided in this Article 7 (and no reasonably equivalent alternative service or supply is provided by Landlord and Tenant is unable to and does not use the Premises or more than 20,000 rentable square feet of the Premises as a result of such interruption, curtailment or suspension (a "SERVICE INTERRUPTION"), and if
(i) such Service Interruption shall not have been caused, in whole or in part, by an act or omission or negligence of Tenant, or of Tenant's agents, employees, contractors or visitors, (ii) such Service Interruption does not arise as a result of a matter, event or condition affecting the general area in which the Property is located, such as a city-wide power outage, and (iii) Tenant shall have given written notice respecting such Service Interruption to Landlord, such Service Interruption continues for more than five (5) consecutive business days after Landlord receives such notice, Rent hereunder shall thereafter be abated in the same proportion as the portion of the Premises affected by the Service Interruption bears to the entire Premises from the end of such five (5) consecutive business day period until such time as such services or utilities are restored or Tenant begins using the Premises (or affected portion thereof) again for the conduct of Tenant's business, whichever shall first occur. If a Service Interruption occurs and if (i) such Service Interruption shall not have been caused, in whole or in part, by an act or omission or negligence of Tenant, or of Tenant's agents, employees, contractors or visitors, and (ii) such Service Interruption does not arise as a result of a matter, event or condition affecting the general area in which the Property is located, such as a city-wide power outage, Tenant may terminate this Lease if Landlord fails to substantially complete the cure of such Service Interruption within one hundred twenty (120) days after commencing the same, subject to extension due to force majeure (as defined in Article 10), provided that such extension for force majeure shall not exceed thirty (30) days. In order to exercise the foregoing termination right, Tenant must send Landlord written notice of termination specifying the basis for termination at any time after the expiration of the 120 day period (as the same may be extended by reason of force majeure) described in the preceding sentence. Such termination right shall not be available to Tenant if Landlord substantially completes the cure of such Service Interruption prior to receiving Tenant's termination notice. Such abatement of Rent and termination right shall be Tenant's sole recourse in the event of a Service Interruption.

                                    ARTICLE 8
                              ALTERATIONS AND LIENS

         Tenant shall make no additions, changes, alterations or improvements (the "WORK") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, as long as any proposed additions, changes, alterations or improvements do not affect the Systems and Equipment or the structure of the Property and as long as Tenant complies with the other requirements of this
Article 8. Although Tenant must comply with the other provisions of this
Article 8,

Tenant must provide prior notice to Landlord, but need not obtain Landlord's consent, as a condition of performing (a) cosmetic improvements such as painting or re-carpeting, or (b) additions, changes, alterations or improvements that do not affect the Systems and Equipment or the structure of the Property and which cost less than $25,000 in the aggregate. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers reasonably acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and reasonable requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord's out-of-pocket expenses incurred in connection with Landlord's review of Tenant's plans and specifications and Landlord's supervision of the Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work, unless the necessity for such repair, maintenance or replacement is due to the negligence or willful misconduct of Landlord or its agents or their respective employees or contractors.

         Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work on the Premises (or, if applicable, such additional time as may be necessary under applicable Laws to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility). Within thirty (30) days after written notice by Landlord of the existence of a lien, Tenant shall either (i) cause the lien to be released and removed of record, (ii) provide Landlord with endorsements (reasonably acceptable to Landlord and any Holder) to Landlord's and Holder's title insurance policies insuring against the enforcement of such lien, or (iii) provide Landlord with a bond from a company reasonably satisfactory to Landlord and in form, substance and amount reasonably satisfactory to Landlord, insuring against loss arising from the enforcement of such lien. If Tenant shall fail to take any of the foregoing actions, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. To the fullest extent permitted by applicable Law, any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                    ARTICLE 9
                                     REPAIRS

         Except for customary cleaning and trash removal provided by Landlord under Article 7, and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wallcovering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first reasonably approve in writing, and in a first class, workmanlike manner. If Tenant does not with reasonable promptness make such arrangements, Landlord may, after reasonable prior notice to Tenant, but need not, make such repairs, maintenance and replacements, and the actual out-of-pocket costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord (such request to be accompanied by supporting documentation in reasonable detail). Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, the Systems or Equipment, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors. Except as provided in the preceding sentence, or for damage covered under
Article 10, Landlord shall keep the common areas, the Systems and Equipment and the structural portions of the Property in good and sanitary condition, working order and repair, and in general compliance with all applicable laws, rules and regulations and in accordance with the standard of other comparable first-class office buildings in the Chicago loop area (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).

                                   ARTICLE 10
                                 CASUALTY DAMAGE

         If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, and if such casualty does not cause a termination of this Lease as hereinafter provided, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired) or required by any Holder (as defined in Article 25), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the conduct of Tenant's business and not occupied by Tenant for the conduct of Tenant's business as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within one hundred fifty (150) days after the casualty without the payment of overtime or other premiums, (b) more than forty percent (40%) of the Premises is affected by the damage, and fewer than 18 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term, (c) any Holder (as defined in Article 25) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed forty percent (40%) of the replacement value of the Building. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and, except as provided below in this
Article 10, Tenant waives any other rights Tenant may have under any applicable law to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

         Notwithstanding anything to the contrary contained in this Article 10, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises for the conduct of Tenant's business as a result of fire or other casualty not caused by Tenant or its employees or agents, and (a) Landlord fails to commence, restoration work to the Premises within sixty (60) days after the damage occurs, or (b) Landlord fails to substaintially complete such work within one hundred fifty (150) days after the date of such casualty, or such additional time as may be necessary due to strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages or other causes beyond Landlord's reasonable control (collectively, "FORCE MAJEURE"), which time period for events of force majeure shall in no event exceed, in the aggregate, more than one hundred and twenty
(120) days, or (c) such work is reasonably estimated (which estimate Landlord shall provide to Tenant within sixty (60) days following the casualty), to take more than one hundred fifty (150) days from the date of casualty to substantially complete, or (d) more than forty percent (40%) of the Premises is affected by the damage, and fewer than twelve (12) months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord notice specifying the basis for termination, and such notice must be given no later than thirty (30) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant, except in the case of Tenant's termination right in (c) above, in which case such notice must be given by Tenant within ten (10) business days after Tenant's receipt of Landlord's estimate.

                                   ARTICLE 11
                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

         Tenant shall maintain during the Term Commercial General Liability insurance, with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof). Such insurance shall be primary and any insurance carried by Landlord or any other insured shall be excess and noncontributory. Tenant shall also maintain during the Term workers' compensation insurance as required by statute, employer's liability insurance in an amount of not less than $500,000 per occurrence, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term Commercial General Liability insurance, with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof). Landlord shall also, as part of Operating Expenses, maintain during the Term workers' compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to one hundred percent (100%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 25).

         Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties that Landlord shall reasonably designate in a written notice to Tenant from time to time as named insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed in any material manner (provided that a change shall be deemed material if it adversely affects Landlord or causes Tenant's insurance to fail to comply with the terms of this Article 11) or canceled without at least thirty (30) days prior written notice to Landlord, and shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies," provided that payments made in connection with other properties covered by such blanket policies shall not diminish the insurance amounts required hereunder. All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall have a rating of at least A-X in the then current edition of Best's Key Rating Insurance guide and shall otherwise be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against such other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

         Tenant shall carry and maintain during the entire Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 11, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein as may be reasonably requested by Landlord.

                                   ARTICLE 12
                                  CONDEMNATION

         If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon one hundred twenty (120) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to

Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                   ARTICLE 13
                              RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear, loss or damage by fire or other insured casualty, damage resulting from the wanton or negligent acts of Landlord or its agents excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed in compliance with the express provisions of this Lease, the improvements installed pursuant to the Work Agreement or improvements installed during the Term that are consistent with the improvements installed pursuant to the Work Agreement, or improvements installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, following the expiration or earlier termination of this Lease, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 14
                                  HOLDING OVER

         Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all actual damages sustained by Landlord on account thereof, including, without limitation, any claims by any succeeding tenant founded on such delay. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over beyond the expiration or earlier termination of the Lease more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                   ARTICLE 15
                                   NO WAIVER

         No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 16
                         ATTORNEYS' FEES AND JURY TRIAL

         In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 17
              PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

         Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Article 8. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes (allocated on an equitable basis), charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation, showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any separate rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                   ARTICLE 18
                              REASONABLE APPROVALS

         Whenever Landlord's approval or consent is expressly required under this Lease (including Article 21) or any other agreement between the parties, Landlord shall not unreasonably withhold, condition or delay such approval or consent, except as expressly provided herein to the contrary and except for matters affecting the structure, safety or security of the Property, or the appearance of the Property from any common or public areas.

                                   ARTICLE 19
               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

         This Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any Holder (as defined in Article 25), provided, that such ground or underlying lessor or Holder shall accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not Default and fail to cure within the time permitted hereunder, and provided further, that as a condition precedent to the effectiveness of this Lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement from LaSalle Bank, N.A., in form and substance reasonably acceptable to Tenant and LaSalle Bank, N.A. In connection with any Mortgage or ground lease entered into after the Effective Date, Landlord shall endeavor to deliver, or cause to be delivered to Tenant, and Tenant shall execute, a subordination, non-disturbance and attornment agreement, which shall be on such mortgagee's or ground lessor's form (and reasonably acceptable to Tenant). If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments in commercially reasonable form necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or not actually received by such Holder or bound by any Rent prepaid more than one (1) month in advance, or (iii) bound by any modification of this Lease entered into after the date of such Holder's Mortgage that is not consented to by such Holder (provided that Tenant has received notice from Landlord of the name and address of such Holder). Any Holder (as defined in
Article 25) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant and who has received a notice of default from Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form.

                                   ARTICLE 20
                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within twenty (20) days after written request from Landlord or any Holder, execute, acknowledge and deliver to Landlord or any Holder a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that, to Tenant's knowledge, there are not any uncured defaults on the part of Landlord or Tenant hereunder, or specifying such defaults if any are claimed, (iii) stating whether Tenant has any rights to offsets or abatement of Rent, and (iv) certifying such other matters pertaining to this Lease as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement with such modifications that Tenant deems reasonably necessary to make the certificate accurate within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21
                           ASSIGNMENT AND SUBLETTING

         (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "SUBJECT SPACE"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information that Landlord may reasonably require to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay the reasonable out-of-pocket costs and expenses incurred by Landlord in reviewing and processing Tenant's request for consent, within thirty (30) days after presentation by Landlord of its statement setting forth such costs and expenses.

         (B) APPROVAL. Landlord will not unreasonably withhold, condition or delay its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes,
(iv) the Transferee is either a government (or agency or instrumentality thereof), foreign embassy or other foreign entity or person having diplomatic immunity, or an occupant of the Property (provided, however, that if there is no vacant space comparable in size to the Subject Space available for occupancy at the Property, then a Transfer to an occupant of the Property may occur), (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

         (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "TRANSFER PREMIUM" shall mean all rent, additional Rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions and legal fees paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid by Tenant with each installment of Rent due immediately following Tenant's receipt of any Transfer Premium from the Transferee.

         (D) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space, if (i) the proposed
Transfer if an assignment of the Lease or a sublease of the entire Premises for the balance of the Term, (ii) the term of the proposed Transfer, including all renewal terms, exceeds fifty percent (50%) of the balance of the Term, or (iii) the Subject Space, either by itself or when added to any other portion of the Premises at the time of Tenant's notice of Transfer than subject to a sublease, exceeds fifty percent (50%) of the rentable square feet of the Premises. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter), unless Tenant elects (and notifies Landlord in writing of such election) (the "OPTION TO VOID A RECAPTURE"), within five (5) business days after Landlord notifies Tenant that it intends to recapture the Subject Space, to void the notice of the Proposed Transfer, whereupon (i) Landlord shall not recapture the Subject Space, (ii) the proposed Transfer shall not occur, and
(iii) the Lease shall continue in full force with respect to the Subject Space, with Tenant in occupancy thereof. If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises and Tenant's Prorata Share of Taxes and Operating Expenses shall be equitably adjusted based on the rentable square feet retained by Tenant, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

         (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee, other than a Related Entity, shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant,
(d) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease, (e) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (f) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer Premium, and shall have the right, at Landlord's expense, to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's actual, out-of-pocket costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

         (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve (12) month period, or the dissolution of the partnership, and (b) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets. For purposes of this Lease, the term "TRANSFER" shall not include the transfer or sale of any of Tenant's stock, or the stock of any affiliate of Tenant, on a nationally recognized stock exchange.

         (G) RELATED ENTITIES. Notwithstanding anything to the contrary in this
Article 21, Tenant may, without Landlord's consent, permit any corporation or other business entity which controls or is controlled by, or is under common control with Tenant (a "RELATED ENTITY") to sublet all or part of the Premises or receive an assignment of the Lease, provided that (i) Tenant shall not be in Default under this Lease, (ii) prior to or promptly after (but in no event more than thirty (30) days) such subletting or assignment, as the case may be, Tenant gives Landlord written notice of such sublease or assignment and furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant or assignee, as the case may be, is a Related Entity of Tenant. Landlord shall have the right, at any reasonable time, to examine such books and records of Tenant as may be necessary to establish that such sublessee or assignee, as the case may be, is a Related Entity of Tenant. Such subletting or assignment shall not relieve Tenant of any of Tenant's liability or obligations under this Lease. For the purposes hereof "CONTROL" shall mean the power to directly or indirectly direct or cause the direction of the management or policies of such corporation or entity.

                                   ARTICLE 22
                          RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         (A) To change the name or street address of the Property upon reasonable prior notice to Tenant; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

         (B) To enter the Premises at reasonable hours for reasonable purposes and upon reasonable prior notice (which may be verbal), including inspection and supplying cleaning service or other services (for which no notice shall be required) to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours upon reasonable prior notice, and if Tenant shall abandon the Premises for a period of one hundred eighty (180) days, at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

         (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures reasonably deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

         (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed), so long as Tenant maintains reasonable access to the Premises. In connection with such matters, or with any other repairs, maintenance, improvements, or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors.

         (E) Intentionally Deleted.

         In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), (b) take reasonable steps to minimize any interference with Tenant's business, (c) Landlord shall diligently complete any work for which it is entering the Premises, and (d) Landlord shall properly store all equipment and materials at the end of each workday.

                                   ARTICLE 23
                              LANDLORD'S REMEDIES

         (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "DEFAULT" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after written notice to Tenant; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after written notice to Tenant setting forth in reasonable detail the nature and extent of the failure, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) business days after notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iv) vacation of all of the Premises for more than one hundred eighty (180) consecutive days, or, if the Premises consist of three (3) full floors or more, vacation of at least two (2) full floors of the Premises for more than one hundred eighty (180) days, but in either case, only if Tenant has failed to pay Rent when due, or the failure of Tenant to occupy the Premises within one hundred eighty (180) days after the Commencement Date; (v) (a) making by Tenant or any guarantor of this Lease ("GUARANTOR") of any general assignment for the benefit of creditors,
(b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days, (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or any material misrepresentation or omission by Tenant in connection with any Transfer under Article 21; and (vii) cancellation of any guaranty of this Lease by any Guarantor. Failure by Tenant to comply with the provisions of this Lease regarding payment of Rent or to comply with same material, non-monetary term or condition of this Lease on three occasions during any twelve (12) month period shall cause any failure to comply with such term or condition during the succeeding twelve (12) month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

         (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or, other provisions of this Lease:

                  (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate (as defined in Article 25), (b) any unpaid Rent which would have accrued after the termination date through the time of award including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided, (c) any unpaid Rent which would have accrued after the time of award during the balance of the Term, less such loss of Rent that Tenant proves could be reasonably avoided, discounted to present value at an interest rate equal to the average yield on United States Treasury securities having a maturity date closest to the Expiration Date, and (d) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation all Costs of Reletting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

                  (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph F). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

         (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder if mitigation of damages by Landlord is required by applicable law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 21).

         (D) SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Prorata Share of Taxes and Operating Expenses for the remainder of the Term shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the date of such declaration), and such amount shall be discounted to present value at an interest rate equal to the average yield on United States Treasury securities having a maturity date closest to the Expiration Date; provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

         (E) LATE CHARGES AND INTEREST. On the second occasion and each subsequent occasion during a Lease Year that Tenant fails to pay any Rent within five (5) business days of its due date, Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) business days after its due date. In addition, Rent paid more than five (5) business days ater due shall accrue interest from the due date at the Default Rate (as defined in Article 25), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

         (F) CERTAIN DEFINITIONS. "NET RE-LETTING PROCEEDS" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "COSTS OF RE-LETTING" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "REPLACEMENT TENANTS" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article.

         (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws, except as otherwise expressly provided for in this Lease. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 24
                            LANDLORD'S RIGHT TO CURE

         Except as expressly provided to the contrary in any provision of this Lease, if Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control.

         If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant, including, without limitation, all of the rights and remedies Tenant may have at law or in equity (subject to the other provisions of this Lease); provided, however, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off or abate Rent.

                                   ARTICLE 25
                     CAPTIONS, DEFINITIONS AND SEVERABILITY

         The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

         (A) "BUILDING" shall mean the structure identified in Article 1 of this Lease.

         (B) "DEFAULT RATE" shall mean the prime rate of interest, as announced by THE WALL STREET JOURNAL from time to time, plus five percent (5%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         (C) "HOLDER" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

         (D) "HOLIDAYS" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day.

         (E) "LANDLORD" and "TENANT" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

         (F) "LAW" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

         (G) "LEASE YEAR" shall mean each twelve (12) month period during the Term, commencing on the Commencement Date, without regard to calendar years; provided, however, if the Commencement Date occurs on a day other than the first day of a calendar month, the first Lease Year shall also include the period from the Commencement Date to the last day of the calendar month in which the Commencement Date occurs.

         (H) "MORTGAGE" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements, increases, spreaders or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

         (I) "OPERATING EXPENSES" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for:
(a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, and (h) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year (such determination is referred to herein as "GROSSING UP" variable Operating Expenses. If Landlord grosses up such variable Operating Expenses during a calendar year, Landlord shall also gross up the amount of variable Operating Expenses for the Base Expense Year for purposes of determining Tenant's Prorata Share of Operating Expenses due and payable with respect to such calendar year.

         Notwithstanding the foregoing, Operating Expenses shall not, however, include:

                  (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received);

                  (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or
                           (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, or (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures; and

                  (iii)    The items listed on EXHIBIT B attached hereto.

         (J) "PERSON" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

         (K) "PROPERTY" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

         (L) "RENT" shall have the meaning specified therefor in Article 3(F).

         (M) "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

         (N) "TAXES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses reasonably incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

         (0) "TENANT'S PRORATA SHARE" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Taxes or Operating Expenses are being determined, excluding any parking facilities. Tenant acknowledges that the "RENTABLE AREA OF THE PREMISES" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor of eleven percent (11%) for a full floor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "RENTABLE AREA OF THE
PROPERTY" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably redetermine from time to time, to reflect reconfigurations, additions or modifications to the Property, provided that Landlord does so on a uniform and consistent basis, utilizing substantially the same measuring methodology as used to calculate the area of the Premises as set forth herein. The useable area of the Premises is 36,908 square feet (18,454 square feet per floor) and the useable area of the Property is 297,164 square feet. The rentable area of the Premises and the Property as set forth in this Lease have been determined in accordance with the Standard Method for Measuring Floor Area in Office
Buildings approved by the American National Standards Institute and the Building Owners and Managers Association International, adopted 1996. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operation Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share.

                                   ARTICLE 26
                      CONVEYANCE BY LANDLORD AND LIABILITY

         In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future members, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future member of Landlord (if Landlord is a limited liability company), general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.

                                   ARTICLE 27
                                 INDEMNIFICATION

         Except to the extent arising from the intentional misconduct or grossly negligent acts of Landlord or Landlord's agents, contractors or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or the Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests, or any injury to person or property caused by Tenant's and its agents, employees, contractors or guests use of the Parking Spaces. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional misconduct or grossly negligent acts of Landlord or Landlord's agents or employees.

         Except to the extent arising from the intentional misconduct or negligent acts of Tenant or Tenant's agents or employees or prohibited by Law, Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the common area of the Property (expressly excluding the Parking Space), or caused by or in connection with any negligent act or omission or violation of this Lease by Landlord, its agents, employees, contractors or guests.

                                   ARTICLE 28
               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

         The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                   ARTICLE 29
                       COMMUNICATIONS AND COMPUTER LINES

         Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "LINES") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) Tenant's rights shall be subject to the rights of any regulated telephone company, and (f) Tenant shall pay all costs in connection therewith. Landlord shall at all times maintain exclusive control over all risers (including, without limitation, their use) located at the Property. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within ten (10) days after written notice.

         Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the, allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

         Upon termination of this Lease, any Lines owned by Tenant and not removed by Tenant shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents, contractors or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "LINE PROBLEMS"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                   ARTICLE 30
                              HAZARDOUS MATERIALS

         Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Material upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Article
6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises, and the Parking Space, in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and the Parking Space, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

         Tenant shall promptly after becoming aware of same notify Landlord of:
(i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises, or the Parking Space or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant, the Premises or the Parking Space relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or the Parking Space, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises or the Parking Space. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises, or the Parking Space, initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises and the Parking Space of the Building, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law.
The term "HAZARDOUS MATERIAL" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under
Article 10 to the extent that the Premises, the Parking Space, or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

         Landlord represents and warrants that, to the best of Landlord's knowledge, the Property is free of Hazardous Material, provided, however, this representation and warranty shall not be construed to mean that Hazardous Materials which are commonly used in the operation and maintenance of newly constructed office buildings (including, without limitation, cleaning materials and lubricants) are not present at the Property. Landlord shall promptly notify Tenant of the presence of Hazardous Materials in or about the Property if the presence of such Hazardous Materials presents a risk to the health or property of Tenant or Tenant's employees, agents, contractors or invitees.

                                   ARTICLE 31
                                 MISCELLANEOUS

         (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

         (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

         (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

         (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

         (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

         (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

         (G) Tenant shall provide Landlord with a copy of Tenant's audited financial statements within one hundred twenty (120) days after the end of Tenant's fiscal year.

         (H) Tenant represents and warrants to Landlord that as of the Effective Date, there has been no material adverse change in Tenant's financial condition from the date of the most recent financial statements provided by Tenant to Landlord.

         (I) Tenant shall have the right to use the fire stairwells between the floors of the Premises, in accordance with any Rules of the Landlord promulgated with respect thereto.

                                   ARTICLE 32
                                      OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter into the same which may not be withdrawn for a period of five (5) business days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                   ARTICLE 33
                                     NOTICES

         Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to the Tenant at the Premises, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, Attention: Gerald M. Offutt, P.C., and if to Landlord, at the address at which the last payment of Rent was required to be made and to Union Tower Investors II, L.L.C., c/o Walton Street Capital L.L.C., 900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, Attention: Luke G. Massar, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 34
                              REAL ESTATE BROKERS

         Tenant represents that Tenant has dealt only with Development Resources, Inc., CRES and Binswanger (whose commissions, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. In addition, Tenant shall indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of CRES for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease, except for any claim that is based on Landlord's breach of that certain letter agreement, dated February 8, 2000, from Landlord to Binswanger and CRES.


                                 ARTICLE 35
                              SECURITY DEPOSIT


         Tenant shall deposit with Landlord a letter of credit (as described below) in the initial amount of $2,122,242.00 as a security deposit ("SECURITY DEPOSIT"), upon Tenant's execution and submission of this Lease. The letter of credit shall be a clean, unconditional, stand-by, irrevocable letter of credit in the initial amount of $2,122,242.00 (which shall be subject to periodic reductions described below) substantially in the form attached hereto as EXHIBIT C, issued by a federally insured national banking association located in Chicago with a net worth in excess of $100,000,000.00 and otherwise reasonably acceptable to Landlord. The letter of credit shall have an expiration date no earlier than the Expiration Date or shall be renewed or replaced annually through the Expiration Date, in which event Tenant shall submit to Landlord original amendments extending the expiration date of the letter of credit (or replacement letters of credit with extended expiration dates), on an annual basis no later than the date that is 30 days prior to the expiration date of the letter of credit then in effect. Failure to so extend the expiration date of the letter of credit through the Expiration Date in the foregoing manner shall entitle Landlord to draw down the letter of credit without notice to Tenant and to hold or apply the proceeds thereof as a Security Deposit. In the event that Tenant exercises the Expansion Option (as defined in Article 41), then on the date that Tenant delivers Landlord the Expansion Option Notice (as defined in Article
41), Tenant shall increase the amount of the letter of credit by an amount equal to $1,083,519.00, or submit an additional letter of credit in an amount equal to $1,083,519.00, and shall deliver a replacement letter of credit or additional letter of credit reflecting such increased amount to Landlord together with the Expansion Option Notice. Beginning on the anniversary date of the Commencement Date and on each anniversary date thereafter, and provided Tenant is not then in default of the Lease beyond any applicable cure periods, the amount of the letter of credit may be reduced by Tenant as follows:

Period                          Required Amount                Increased Amount for
------                          (Excluding Expansion Space)    Expansion Space
                                ---------------------------    ---------------
Lease Year 1                          $2,122,242.00               $1,083,519.00
Lease Year 2                          $1,994,907.00               $1,018,508.00
Lease Year 3                          $1,846,351.00               $  942,662.00
Lease Year 4                          $1,697,794.00               $  866,815.00
Lease Year 5                          $1,506,792.00               $  769,299.00
Lease Year 6                          $1,315,790.00               $  671,782.00
Lease Year 7                          $1,103,566.00               $  563,430.00
Lease Year 8                          $  870,119.00               $  444,243.00
Lease Year 9                          $  615,450.00               $  314,221.00
Lease Year 10                         $  318,336.00               $  162,528.00

         The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease which Tenant has not promptly paid upon demand, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall restore the letter of credit to the then required amount of the Security Deposit, or provide Landlord with additional letters of credit in the then required amount, within ten (10) days after written notice.

                                 ARTICLE 36
                       AMERICANS WITH DISABILITIES ACT


        The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 ET SEQ.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to here as the "ADA") established requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance on the common areas of the Property and in the Building common areas and in the common area lobby restrooms, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         Landlord represents and warrants that, to the best of Landlord's knowledge, the common areas of the Property are in compliance with the ADA.

                                   ARTICLE 37
                                OPTION TO EXTEND

         Tenant is hereby granted one (1) option to extend the Term for an additional period of five (5) consecutive years (the "EXTENSION PERIOD"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that Tenant shall have no further right to extend after the Extension Period, monthly Base Rent shall be the then Prevailing Rental Rate, and the Sign Fee (as defined in Article 38) shall be increased as provided in Article 38. If Tenant exercises an option to extend, such extension shall apply to the entire Premises, including all Expansion Space that has been added to the Premises pursuant to Article 37 hereof. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof (the "EXTENSION NOTICE") no earlier than twenty four (24) months and no later than fifteen (15) months prior to the commencement of the Extension Period. Such exercise shall, at Landlord's election, be null and void if Tenant is in Default under the Lease beyond any applicable cure period at the date of such notice or at any time thereafter and prior to commencement of the Extension Period. Upon delivery of the Extension Notice, Tenant shall be irrevocably bound to lease the Premises for the Extension Period (notwithstanding the absence of an agreement over the Prevailing Rental Rent [as defined below]).

         For purposes of this Article 37, "PREVAILING RENTAL RATE" means the average per square foot rental rate per year for all leases for periods approximately as long as the Extension Period, executed by tenants for similar uses and lengths of time for similar multistory buildings in the vicinity of the Property during the six (6) months immediately prior to the date upon which such Prevailing Rental Rate is determined, where such rates were not set by the terms of any renewal leases. In all cases, such rates shall take into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), rental abatements, lease takeovers/assumptions, parking charges, moving expenses and other concessions for the benefit of Tenant, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or amount allowed by Landlord for payment of building operating expenses (expense stop), and the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition.

         If the parties are unable to agree on the Prevailing Rental Rate within one hundred eighty (180) days prior to the commencement of the Extension Period, then the Prevailing Rental Rate shall be determined by appraisal as provided below (the "APPRAISAL METHOD"). Landlord and Tenant shall attempt to agree on a single appraiser (the "FIRST

APPRAISER") who shall be a member of the Appraisal Institute, hereinafter referred to as the "INSTITUTE" (or any successor association or body of comparable standing if the Institute is not then in existence). If Landlord and Tenant shall fail to agree on the choice of the First Appraiser within ten (10) business days after demand by either party, then each shall select an appraiser within five (5) business days after the expiration of the prior ten (10) business-day period. If either Landlord or Tenant shall fail to appoint an appraiser, then the appraiser appointed by the non-appointing party shall select the second appraiser within five (5) business days after the expiration of the applicable five (5) business-day period referred to above. The two appraisers thus selected shall select, within ten (10) business days after their appointment, a third appraiser (the "THIRD APPRAISER"). If the two appraisers so selected shall be unable to agree on the selection of the Third Appraiser, then either appraiser, on behalf of both, shall request such appointment by the Institute. Any appraiser appointed or selected hereunder shall be a member in good standing of the Institute and hold the highest general designation of membership therein. The determination of the Prevailing Rental Rate by the First Appraiser or the Third Appraiser, if selected as provided herein, shall be binding on Landlord and Tenant.

         If the parties elect to use the Appraisal Method, the Prevailing Rental Rate for the Extension Period shall be determined by the First Appraiser or the Third Appraiser, as applicable, based upon customary and usual appraisal techniques of expert appraisers as of the scheduled commencement date of the applicable Extension Period. As used herein, the term "FINAL ARBITER" means the First Appraiser or, if selected, the Third Appraiser. Each of Landlord and Tenant shall submit to the Final Arbiter its detailed analysis of its proposed Prevailing Rental Rate. If either Landlord or Tenant fails to submit a proposed Prevailing Rental Rate within ten (10) days of the selection or appointment of the Final Arbiter, then the Prevailing Rental Rate proposed by the party that has submitted a proposed Prevailing Rental Rate shall be binding on the parties.

         The Final Arbiter shall request in writing that Landlord and Tenant provide any supplemental information that may be necessary for the Final Arbiter to render a decision regarding the Prevailing Rental Rate. The Final Arbiter shall hold a hearing, upon not less than ten (10) days written notice to Landlord and Tenant, and not later than twenty (20) days following selection of the Final Arbiter, at which Landlord and Tenant shall have the opportunity to explain and justify the Prevailing Rental Rate proposed by each party. Any party not attending such hearing shall have waived its right to defend its proposal at a hearing. The Final Arbiter shall prepare a written report of his or her determination of the Prevailing Rental Rate and deliver a copy to Landlord and a copy to Tenant within thirty (30) days of the selection or appointment of the Final Arbiter. The Final Arbiter shall select the Prevailing Rental Rate proposed by either Landlord or Tenant and shall not be entitled to choose any other Prevailing Rental Rate or to make a determination based upon the average of the Prevailing Rental Rates proposed by Landlord and Tenant. The determination of the Final Arbiter shall be final and binding upon the parties. In no event shall the Prevailing Rental Rate determined by the Final Arbiter for the Extension Period be less than the Rent payable by Tenant for the immediately preceding term.

         If the Appraisal Method is used to determine the Prevailing Rental Rate, then the reasonable fees and expenses of the appraisers involved in the process, including the fees and expenses of the Final Arbiter, shall be shared equally by Landlord and Tenant.

         If Tenant shall fail to exercise the option herein provided, such option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of such option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, or if Tenant shall have subleased or assigned all of the Premises, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant and any Related Entity to which all of Tenant's interest in this Lease has been assigned. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease or an assignee, other than a Related Entity, of an assignment of Tenant's entire interest in the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

                                   ARTICLE 38
                                     SIGNS

         Subject to the conditions of this Article, Tenant shall have the option to have a sign bearing its name on the west side of the roof of the Building (the "ROOF SIGN"). In order to exercise this option, Tenant must give Landlord written notice thereof (the "SIGN RIGHT NOTICE") on or before March 1, 2000 and shall pay Landlord the "Sign Fee" as hereafter defined. If Tenant shall fail to send the Sign Right Notice on or before March 1, 2000, such option shall terminate, and shall be null and void and of no further force and effect. If Tenant exercises the option herein provided, Landlord shall install, at Tenant's cost, the Roof Sign, and Tenant shall maintain same at Tenant's expense, which maintenance obligation shall be subject to all the provisions of this Lease, including, without limitation, Article 9. If Tenant fails to maintain same to Landlord's reasonable satisfaction, Landlord may perform such maintenance and charge Tenant, as additional Rent, for the costs and expenses incurred by Landlord in maintaining same. In consideration for the Roof Sign, Tenant shall pay Landlord either (i) a one-time payment of $750,000.00, which payment shall be due on the Commencement Date, or (ii) annual payments, each in the amount of $100,000, with the first such payment due on the Commencement Date and each subsequent payment due on the first day of each subsequent Lease Year during the Term. The foregoing payment or payments are referred to herein as the "SIGN FEE." In the event that Tenant elects to pay the Sign Fee in annual payments and Tenant exercises the Expansion Option (as defined in Article 41), then the annual payment due on the first day of the Lease Year occurring after the end of the tenth Lease Year shall be prorated by multiplying $100,000 by a fraction, the numerator of which is the number of days from the first day of the Lease Year occurring after the end of the tenth Lease Year to and including the Expiration Date, and the denominator of which is 365. Tenant must notify Landlord in the Sign Right Notice of the payment option for the Sign Fee that Tenant desires. The following provisions shall apply to Tenant's sign rights:

         (A) All aspects of Tenant's sign, including, without limitation, the location on the west side of the roof of the Building, size, design, materials, construction, proposed means of installation, exact location, illumination, content and color thereof, shall be subject to Landlord's approval, which shall not be unreasonably withheld except as provided herein, and all aspects of Tenant's signs shall comply with all applicable Laws, codes and ordinances. In addition, Landlord shall be entitled to consider the existence, size and location of other rooftop structures, other signs, and the proximity of the Roof Sign to the perimeter of the roof in determining whether to approve the proposed location of the Roof Sign. Tenant shall not install any sign or make any alterations, additions or improvements to any sign, until Landlord has approved in writing professionally prepared sign plans submitted by Tenant showing the design, size, content, color and quality of materials of the sign, and whether it will be illuminated, and Tenant has obtained any permits or approvals required by applicable Law. Landlord may withhold approval of any aspect of the sign plans affecting the appearance of the Property in Landlord's sole and absolute discretion, but shall not unreasonably withhold approval of other aspects of the sign plans. Without limitation on the foregoing, in no event will the Roof Sign contain flashing or blinking lights or bulbs. In the event that either Landlord or the City of Chicago do not approve a Roof Sign that is reasonably acceptable to Tenant, then, prior to installing the Roof Sign, Tenant may elect not to install a Roof Sign by delivering written notice thereof to Landlord, in which case Tenant shall have no further right to the Roof Sign, and Landlord shall promptly return to Tenant the Sign Fee or any portion thereof previously paid to Landlord. Following the installation of the Roof Sign, no changes may be made to the Roof Sign without Landlord's prior written approval.

         (B) The sign rights granted in this Article 38 are personal to Tenant. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease or an assignee of an assignment of Tenant's entire interest in the Lease, or a subtenant under a sublease of the Premises, have or enjoy any, of the sign rights granted in this Article 38. Tenant shall have the sign right with respect to the Roof Sign provided that Tenant and, a Related Entity occupy at least two (2) floors of the Building. In the event that Tenant assigns, subleases or terminates such portion or portions of the Premises that Tenant and a Related Entity no longer occupy at least two (2) floors of the Building, the rights conferred upon Tenant herein with respect to the Roof Sign shall, at Landlord's option, terminate and, if Landlord elects to terminate Tenant's right to the Roof Sign, Tenant shall, at its sole cost, remove the Roof Sign and make any necessary repairs to the Property caused by the installation or removal of same. If the rights with respect to the Roof Sign are terminated in accordance with the preceding sentence, all payments of the Sign Fee prior to such termination shall be forfeited to Landlord, however, Tenant shall have no obligation to make any additional payments of the Sign Fee after such termination. Upon termination of this Lease or Tenant's earlier vacation of the Premises, Tenant shall, at Tenant's sole cost, remove the Roof Sign and make any necessary repairs to the Property caused by the installation or removal of same.

         (C) In the event that Tenant fails to pay the Sign Fee as and when due, and such failure continues for ten (10) days after written notice to Tenant, then, in addition to any other remedies available in this Lease to Landlord for a Default by Tenant, Landlord may terminate Tenant's right to maintain the Roof Sign, in which case Tenant shall remove the Roof Sign, at Tenant's expense, promptly following receipt of written notice from Landlord to Tenant directing Tenant to remove the Roof Sign.

         (D) In the event that Tenant exercises the option to extend the Term pursuant to Article 37, Tenant shall be obligated to pay a Sign Fee during the Extension Period, in annual installments on the first day of each Lease Year during the Extension Period, each such payment in an amount equal to $150,000.00. Notwithstanding the foregoing, Tenant may notify Landlord in the Extension Notice (as defined in Article 37) that Tenant elects to waive its right to the Roof Sign during the Extension Period, in which case Tenant shall, at Tenant's expense, remove the Roof Sign promptly following the beginning of the Extension Period, and Tenant shall have no further obligation to pay the Sign Fee during the Extension Period.

         (E) Tenant shall have the right to have Tenant's name and the names of Tenant's departments and company officers on the Building directory or directories, at no cost to Tenant. Tenant shall have the right to have Tenant's name in the lobby of each full floor of the Premises, subject to Landlord's approval of the format thereof (i.e., the location, size, design, materials, construction, proposed means of installation, exact location, illumination, content and color thereof), which approval shall not be unreasonably withheld or delayed.

         (F) The sign rights provided in this Article 38 are non-exclusive. Landlord reserves the right to install, or permit other parties to install, other signs on or about the Property, including the roof of the Building; provided, however, that Landlord agrees that it will not grant any other party the right to install a sign on the west side of the roof of the Building.

         (G) In the event that Tenant is required to remove the Roof Sign pursuant to this Article 38, Tenant shall perform such removal in accordance with the terms of Article 8 of this Lease, including, without limitation, submission of plans for such removal for Landlord's approval, and Landlord's approval of any proposed contractor therefor. In connection with such removal, Tenant shall make any necessary repairs to the Property caused by the installation or removal of the Roof Sign.

                                   ARTICLE 39
                              PARKING / GENERATOR

         Landlord hereby grants to Tenant and persons designated by Tenant a license to use two (2) parking spaces, which shall be increased to three (3) parking spaces if Tenant exercises the Expansion Option (as defined in Article
41) in the parking area of the Building (the "PARKING SPACES"). Tenant shall initially pay $225 per month, per parking space, for the Parking Spaces, which shall be due and payable at the same time as Base Rent under this Lease. The monthly charge for the Parking Spaces shall be modified on an annual basis to reflect the prevailing market rate charged by Landlord for parking spaces in the parking area of the Building. Tenant shall at all times comply with all Laws respecting Tenant's use of the parking areas of the Building. Except for intentional acts or negligence, Landlord shall have no liability whatsoever for any damage to property or any other items located in the parking areas of the Building, nor for any personal injuries or death arising out of any matter relating to the parking areas of the Building and Tenant's use thereof, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas of the Building. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right, in accordance with Article 6, to adopt, modify and enforce reasonable Rules governing the use of the parking areas of the Building, including any key-card, sticker or other identification or entrance system, and hours of operation. Landlord may refuse to permit any person who violates such Rules to park at the Building, and violation of such Rules shall subject the car to removal from the Property. Landlord reserves the right to assign specific spaces and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved spaces. Landlord also reserves the right to temporarily close all or any portion of the parking areas in order to make repairs or perform maintenance services to the Building or the parking areas of the Building, or to alter, modify, re-stripe or renovate the parking areas. Landlord reserves the right to monitor Tenant's usage of the Parking Space and remove or refuse entrance to any vehicles which exceed the number of spaces provided to Tenant in this Article.

         Tenant may convert the use of the Parking Spaces for placement, enclosure and connection to the Premises, at Tenant's expense, of Tenant's back-up generator (the "GENERATOR"), subject to Landlord's reasonable prior approval of plans and specifications for the Generator and enclosure and connection to the Premises, and provided that the Generator and all connections between the Generator, the Building and the Premises (the "GENERATOR CONNECTIONS") comply at all times with all applicable Laws. Tenant shall remove the Generator, the enclosure and the Generator Connections from the Building and the parking area of the Building on the Expiration Date or earlier termination of this Lease and restore the area to its original condition, at Tenant's sole cost and expense. Tenant shall be responsible for the maintenance of the Generator and shall comply with the manufacturer's recommendations with respect to maintenance and operation thereof. Without limitation on the foregoing, Tenant shall test the Generator at least once per month, on weekends.

         The rights to the Parking Spaces provided herein are personal to Tenant and any Related Entity. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a complete or partial sublease of the Premises, have any rights with respect to the Parking Spaces.

                                   ARTICLE 40
                               TERMINATION OPTION

         Tenant shall have the option to terminate this Lease as of the date (the "EARLY EXPIRATION DATE") which is the last day of the fifth (5th) Lease Year, which option may be exercised only in strict compliance with the terms of this Article 40. Such option shall be exercised, if at all, by delivery to Landlord of a notice of termination (the "TERMINATION NOTICE") not less than fifteen (15) months prior to the Early Expiration Date, and upon payment by Tenant to Landlord of a fee (the "TERMINATION FEE"). If Tenant does not exercise the Expansion Option (as defined in Article 41), the Termination Fee shall equal the sum of (i) $1,319,976.13, plus (ii) three (3) months of "Gross Rent" (as hereafter defined). If Tenant exercises the Expansion Option, the Termination Fee shall equal the sum of (i) $1,938,728.90, plus (ii) three (3) months of Gross Rent. The Termination Notice must be accompanied by a certified or cashier's check in an amount equal to the Termination Fee. "GROSS RENT" shall mean the sum of (x) the amount of Monthly Base Rent due and payable as of the date of the Termination Notice, plus (y) the monthly payments of Tenant's Prorata Share of Taxes and Operating Expenses due and payable as of the date of the Termination Notice. If, and only if, Tenant timely and properly delivers the Termination Notice accompanied by the payment of the Termination Fee, then the term of this Lease shall end as of the Early Expiration Date, as though the Early Expiration Date had been originally fixed as the termination date of this Lease. All terms and conditions of this Lease and Tenant's obligations hereunder, including, without limitation, Tenant's obligation to pay Rent, shall continue up to and including the Early Expiration Date. All obligations of Landlord and Tenant under this Lease not fully performed as of the Early Expiration Date shall survive the Early Expiration Date. No Transferee, other than a Related Entity, shall succeed to the rights provided in this Lease to exercise the Termination Option, any such rights being deemed personal to Tenant and such Related Entity. The termination option set forth in this Article 40 is personal to Tenant and any Related Entity to which all of Tenant's interest in this Lease has been assigned. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease or an assignee, other than a Related Entity, of an assignment of Tenant's entire interest in the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the termination option granted herein.

                                   ARTICLE 41
                                EXPANSION OPTION

         Tenant shall have the expansion option set forth in this Article 41 with respect to the "Expansion Space." Landlord hereby grants Tenant the option (the "EXPANSION OPTION") to lease the entire rentable area of the fifteenth (15th) floor of the Building (the "EXPANSION SPACE"), consisting of 20,667 rentable square feet, on the same terms and conditions in effect under the Lease. Tenant shall exercise the Expansion Option by delivering written notice (the "EXPANSION OPTION NOTICE") of its exercise thereof to

Landlord on or before July 1, 2000, otherwise Tenant shall be deemed to have waived its right to exercise the Expansion Option. Time shall be of the essence with respect to Tenant's exercise of the Expansion Option. In the event that Tenant timely exercises the Expansion Option, the Expansion Space shall be added to and become a part of the Premises demised under this Lease on the Expansion Space Commencement Date. The lease term of the Expansion Space shall commence on the date (the "EXPANSION SPACE COMMENCEMENT DATE") that is the earlier date of
(i) the "Expansion Space Delivery Date," or (ii) Substantial Completion of the "Expansion Space Work" (as such terms are hereafter defined).

         Tenant's right to exercise the Expansion Option is subject to the following terms and conditions:

         (i) DELIVERY OF SPACE. Landlord shall perform certain improvements to the Expansion Space (the "EXPANSION SPACE WORK"), and shall provide Tenant with an improvement allowance with respect to the Expansion Space Work in an amount up to $40 per rentable square foot of the Expansion Space. The Expansion Space Work shall be performed in accordance with the terms of the Work Agreement, except that Landlord and Tenant shall meet promptly following Landlord's receipt of the Expansion Option Notice to develop a construction schedule comparable to the schedule attached to the Work Agreement, which schedule shall provide for Substantial Completion of the Expansion Space Work on or before November 1, 2000. Landlord and Tenant shall execute a Work Agreement with respect to the Expansion Space Work that shall conform to the agreed-upon construction schedule for the Expansion Space Work. The "EXPANSION SPACE DELIVERY DATE" shall be November 1, 2000, which date shall be extended one day for each day that Landlord fails to Substantially Complete the Expansion Space Work due to any reason other than a "Tenant Delay" (as defined in the Work Agreement).

         (ii) MISCELLANEOUS. Tenant's exercise of the Expansion Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Expansion Option, or if Tenant shall have subleased or assigned all or any portion of the Premises other than to a Related Entity, then immediately upon such termination, sublease or assignment, the Expansion Option, as the case may be, shall simultaneously terminate and become null and void. The options set forth in this Article 41 are personal to Tenant. Under no circumstances whatsoever shall the assignee under a partial assignment of the Lease or an assignee of Tenant's entire interest in the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the option granted herein.

         (iii) TERMS. The Expansion Space shall be leased on the terms and conditions of this Lease, except (1) the rentable area of the Premises shall be increased as of the Expansion Space Commencement Date by the rentable area of the Expansion Space, (2) Tenant's Prorata Share shall be increased as of the Expansion Space

Commencement Date to reflect the addition of the Expansion Space to the Premises, (3) the Annual Base Rent due under this Lease shall be increased as of the Expansion Space Commencement Date by an amount equal to the product of (x) the rentable square feet of the Expansion Space and (y) the Base Rent Rental Rate then in effect, and (4) Tenant shall increase the amount of the Security Deposit required pursuant to Article 35 and deliver Landlord a replacement letter of credit or an additional letter of credit reflecting such increase together with the Expansion Option Notice, as more particularly described in
Article 35 hereof. The Base Rent due under this Lease that will be due in the event that Tenant exercises the Expansion Option is shown on Exhibit A-1. If Tenant exercises the Expansion Option, the Term of this Lease shall end on the date that is the last day of the 120th full calendar month following the Expansion Space Commencement Date, unless sooner terminated in accordance with the terms of this Lease.

         (iv) DEFAULT. Tenant's exercise of its option with respect to the Expansion Space shall be null and void if, as of the date of the exercise of the Expansion Option by Tenant, Tenant is in Default under this Lease.

                                   ARTICLE 42
                                ENTIRE AGREEMENT

         This Lease, together with Rider One, Exhibit A, Exhibit A-1, Exhibit B, Exhibit C, Exhibit D, Exhibit E and the Work Agreement (WHICH ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations., understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

         In witness whereof, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:                     UNION TOWER INVESTORS II, L.L.C.,
                              a Delaware limited liability company

                              By: Walton Street Real Estate Fund II, L.P.
                                  a Delaware limited partnership, its
                                  managing member

                                  By: Walton Street Managers II, L.P.,
                                      a Delaware limited partnership,
                                      its general partner

                                      By: WSC Managers II, Inc.,
                                          a Delaware corporation,
                                          its general partner

                                          By: /s/ Howard J. Brody
                                              ------------------------
                                          Name: Howard J. Brody
                                               -----------------------
                                          Title:  V.P
                                                ----------------------


TENANT:                       PARTICIPATE.COM, INC.,
                              a Delaware corporation

                              By: /s/ Stephen J. Hawrysz
                                 -----------------------------
                              Name:   Stephen J. Hawrysz
                                   ---------------------------
                              Title: CFO
                                    --------------------------

                            CERTIFICATE OF AUTHORITY

         I, Alan K. Warms, Secretary of PARTICIPATE.COM hereby certify that Stephen J Hawrysz the officer executing the foregoing Lease on behalf of Tenant was duly authorized to act in his capacities as Chief Financial Officer of Participate.com, and his action is the action of Tenant.

(Corporate Seal)                                  /s/ Alex K. Warms
                                        ----------------------------------
                                                     Secretary

                                   RIDER ONE

                                     RULES

         (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time reasonably impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

         (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord reserves the right, upon prior notice to Tenant, to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

         (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

         (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

         (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner reasonably designated by Landlord, in compliance with all Laws, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours (which charges shall be generally imposed on tenants of the Building and shall be available in the office of the Building, and shall be subject to adjustment from time to time). All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything (including without limitation, portable carts, signs, placards, and billboards) to remain in or obstruct in any way, any lobby, plaza, corridor, sidewalk, passageway, entrance, exit, hall, elevator, escalator, stairway, shipping area, or other area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste that are at any time being taken from the Premises directly to the areas designated for disposal. Tenant shall cause trash and rubbish to be deposited only in receptacles approved or designated by Landlord. Any hand-carts used at the Property shall have rubber wheels and side guards and no other material handling equipment may be brought upon the Property, except as Landlord shall approve in writing in advance.

         (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to property distribute the weight.

         (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor (at the rates that are generally imposed on tenants of the Building, which shall be available in the office of the Building, and shall be subject to adjustment from time to time).

         (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

         (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

         (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

         (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent. With respect to telephone risers, Landlord requires the Tenant to contract with the approved Building telephone riser management company for all telephone cabling extending from within the main telephone room (Netpop) up to a demarcation point located in the Tenant's premises.

         (12) Landlord reserves the right to exclude or expel from the Property any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant, and except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not permit any pinball or other similar video or electronic machines on the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld if such machine will not bother or annoy any other tenants. Nothing contained in the preceding sentence shall prohibit Tenant from permitting the use of video games on computer monitors or televisions (such as Nintendo). If any food or beverages shall be permitted to be sold or consumed on the Premises, and Landlord believes in good faith that the sale or consumption of food or beverages has caused or will cause infestation of the Premises or the Property with rodents or vermin, Landlord may require that Tenant engage a responsible pest and rodent control service approved by Landlord on such regular basis as Landlord reasonably requires.

         (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease. No leaflets or other materials may be distributed or placed on vehicles in any parking area or facility.

         (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

         (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

         (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

         (17) Intentionally Deleted.

         (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

         (19) If the Property shall now or hereafter contain a building garage, parking structure or other parking area or facility, the Rules set forth below shall apply in such areas or facilities. In the event of any conflict between the Rules set forth below and the terms of Article 41, the provisions of Article 41 shall govern.

                  (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time, or as may be provided in any Parking Agreement attached hereto (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons (as defined in Article 25 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, all as further described in
                           Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

                  (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse, Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

                  (iii) Regular hours shall be 6 A.M. to 8 P.M., Monday through Friday, and 10:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time, provided, however, Landlord shall make arrangements for Tenant to have access to and use of the parking garage twenty-four hours per day; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; Parking Space may be used only for parking automobiles; parking is prohibited in areas:
                           (a) not striped or designated for parking,
                           (b) aisles, (c) where "no parking" signs are posted,
                           (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

                                   EXHIBIT A

                                   BASE RENT

                            BASE RENT               ANNUAL                       MONTHLY
LEASE YEAR                  RENTAL RATE             BASE RENT                    BASE RENT
----------                  -----------             ---------                    ---------

-----------------------------------------------------------------------------------------------------------
           1                    $   28.00                 $   1,157,352.00                 $    96,446.00
-----------------------------------------------------------------------------------------------------------
           2                    $   28.50                 $   1,178,019.00                 $    98,168.25
-----------------------------------------------------------------------------------------------------------
           3                    $   29.00                 $   1,198,686.00                 $    99,890.50
-----------------------------------------------------------------------------------------------------------
           4                    $   29.50                 $   1,219,353.00                 $   101,612.75
-----------------------------------------------------------------------------------------------------------
           5                    $   30.00                 $   1,240,020.00                 $   103,335.00
-----------------------------------------------------------------------------------------------------------
           6                    $   30.50                 $   1,260,687.00                 $   105,057.25
-----------------------------------------------------------------------------------------------------------
           7                    $   31.00                 $   1,281,354.00                 $   106,779.50
-----------------------------------------------------------------------------------------------------------
           8                    $   31.50                 $   1,302,021.00                 $   108,501.75
-----------------------------------------------------------------------------------------------------------
           9                    $   32.00                 $   1,322,688.00                 $   110,224.00
-----------------------------------------------------------------------------------------------------------
          10                    $   32.50                 $   1,343,355.00                 $   111,946.25
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


                                   Exhibit A

                                  EXHIBIT A-1

                                  BASE RENT IF
                     TENANT EXERCISES THE EXPANSION OPTION

                            BASE RENT               ANNUAL                       MONTHLY
LEASE YEAR                  RENTAL RATE             BASE RENT                    BASE RENT
----------                  -----------             ---------                    ---------

-----------------------------------------------------------------------------------------------------------
           1                    $   28.00                 $   1,736,028.00                 $   144,669.00
-----------------------------------------------------------------------------------------------------------
           2                        28.50                 $   1,767,028.50                 $   147,252.38
-----------------------------------------------------------------------------------------------------------
           3                    $   29.00                 $   1,798,029.00                 $   149,835.75
-----------------------------------------------------------------------------------------------------------
           4                    $   29.50                 $   1,829,029.50                 $   152,419.13
-----------------------------------------------------------------------------------------------------------
           5                    $   30.00                 $   1,860,030.00                 $   155,002.50
-----------------------------------------------------------------------------------------------------------
           6                    $   30.50                 $   1,891,030.50                 $   157,585.88
-----------------------------------------------------------------------------------------------------------
           7                    $   31.00                 $   1,922,031.00                 $   160,169.25
-----------------------------------------------------------------------------------------------------------
           8                    $   31.50                 $   1,953,031.50                 $   162,752.63
-----------------------------------------------------------------------------------------------------------
           9                    $   32.00                 $   1,984,032.00                 $   165,336.00
-----------------------------------------------------------------------------------------------------------
          10                    $   32.50                 $   2,015,032.50                 $   167,919.38
-----------------------------------------------------------------------------------------------------------
From the end of the 10th
Lease Year to the               $   33.00                 $   2,046,033.00                 $   170,502.75
Expiration Date
-----------------------------------------------------------------------------------------------------------


                                  Exhibit A-1

                                   EXHIBIT B

                       EXCLUSIONS FROM OPERATING EXPENSES

The following expenses are excluded from Building Operating Expenses:

1.       all costs related to Year 2000 compliance;

2. the cost of making an installation or alteration to the Building which under generally accepted accounting principles is properly classified as a capital expenditure, in which event such item shall be capitalized;

3.       advertising expenses;

4. expenses incurred by Landlord to paint, decorate or redecorate any space leased to a tenant of the Building;

5. costs of repairing latent defects in the original construction of the Building or in the construction of the Base Building Work;

6. expenses for any item or service provided exclusively to other tenants at the Property and not provided to Tenant.

7. expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

8. rental payments on any ground or underlying lease for the Property (except rental payments which constitute reimbursement for Taxes);

9. any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or entity;

10. expenses for the repair or maintenance of any item to the extent covered under warranty or service contract (excluding any mandatory deductible);

11. legal fees incurred in connection with the construction of the Building;

12. all expenses related to the remediation, clean-up or any other action taken with respect to any environmental contamination or other environmental problem at the Building; and


                                  Exhibit B-1

13.      Costs to bring the Property into compliance with the ADA.

14. Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants.

15. Costs and expenses of any special events (e.g., receptions and concerts) for which Landlord charges a fee or receives compensation.

16.      Charitable or political contributions by Landlord.

I7. Costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art.

18. Costs incurred in connection with the sale, financing, refinancing, or change in ownership of the Building.


                                   Exhibit B-2

                                   EXHIBIT C

                            FORM OF LETTER OF CREDIT



                                  Exhibit C-1

                                   EXHIBIT D

                     CLEANING AND JANITORIAL SPECIFICATIONS



                                    Exhibit D

                                  UNION TOWER
                           550 WEST VAN BUREN STREET

                            CLEANING SPECIFICATIONS

I. MAIN ENTRANCES AND LOBBY AREAS

     A. NIGHTLY

          1. Dust-sweep and wash hard surfaced flooring. Remove gum, tar, and other foreign matter from flooring.

          2. Power scrub granite and similar flooring using materials recommended by granite installer.

          3. If floor mats have been used during the day, they shall be thoroughly vacuumed, cleaned and scrubbed if necessary.

          4.  Clean cigarette urns and replace sand or water as needed.

          5. Dust baseboards, trim, louvers, molding, pictures, planter furnishings, guard stations, ledges and all other fixtures.

          6. Clean building directory and all other decorative metal; as needed using a cloth dampened with water only.

          7. Completely clean all entrance and revolving door glass and entry way glass sidelights; clean all glass in building directory.

          8. Empty and clean waste receptacles and remove waste material to designated areas in the building. Dispose of waste and replace plastic liners in accordance with building's recycling program.

          9. Remove dirt, finger marks, smudges, etc. from doors, door frames, walls up to twelve feet, switch plates, glass, push plates, handles, railings, moldings, trim, etc. Damp wipe metal trim as necessary using water only.

          10. Clean public telephones with spray germicidal product and disposable paper wipes, which will be disposed of after use on each telephone. Dust the phone case and booth using a cloth dampened with water only.

          11. Clean lights, globes, fixtures and replace tubes and/or bulbs as necessary using tubes and/or bulbs supplied by Owner.

     B. MONTHLY

          1. Using materials recommend by granite installer, machine strip, refinish and buff granite and similar flooring using non-staining, non-slip, recommended floor finish as necessary but not less frequently than once per month.

          2.  Do high dusting (as specified under office areas).

     C. YEARLY

          1. Completely clean floor mats as necessary, but not less than three times per year, using method(s) recommended by floor mat manufacturer(s).

          2. Wash all wood, granite and other similar wall surfaces, using manufacturers recommendations twice per year.

          3. Clean lights, globes, fixtures and replace tubes and/or bulbs as necessary using tubes and/or bulbs supplied by Owner twice per year.

II. ELEVATOR LOBBIES AND PUBLIC CORRIDORS

     A. NIGHTLY

          1. Dust sweep hard surfaced flooring with specially treated cloths to insure dust free floors.

          2.  Wash and machine scrub granite, etc. flooring.

          3. Thoroughly vacuum and remove spots and stains from carpeting, including edges and corners.

          4. Empty and clean waste receptacles in accordance with building's recycling program (replace plastic liners), ash trays, etc.; empty and clean cigarette urns and replace sand or water as needed.

          5. Dust baseboards, trim, louvers, moldings, pictures, doors, plants and all other fixtures, etc. within reach. Wipe clean all signage.

          6. Remove dirt, finger marks, smudges, etc. from doors, door frames, walls, switch plates, glass, push plates, handles, railings, moldings, trim, etc. Wipe metal trim as necessary using water only.

          7. Clean lights, globes, fixtures and replace tubes and/or bulbs as necessary using tubes and/or bulbs supplied by Owner.

          8. Clean, polish and sanitize all drinking fountains and water coolers using approved germicidal detergent solution.

     B. MONTHLY

          1.  Power pile lift carpeting twice per month.

          2. Machine strip, refinish and buff resilient tile, terrazzo, granite, etc. flooring using approved non-slip, non-staining, recommended floor finish once every two months.

          3. Do high dusting (as specified under office areas) once every two months.

          4. Completely clean carpeting using method(s) recommended by carpet manufacturer(s) once every three months.

          5. Wash wood, granite and other similar wall surfaces once every six months.

III. REST ROOMS

     A. NIGHTLY

          1. Sweep and wash flooring with approved germicidal detergents at strengths.

          2. Wash and polish mirrors, and all chrome and other bright work including shelves, flushometers, exposed piping, toilet partition hinges, dispensers, and all other washroom fixtures.

          3. Wash all surfaces of toilets and urinals with approved germicidal detergent solution at disinfectant strength. Bowl cleaner to be used in the interior. Remove hard water stains from toilet fixtures by using one ounce of bowl cleaner after normal cleaning. Follow manufacturer's recommendations.

          4. Wash clean all wash basins and counter tops, following manufacturer's recommendations.

          5. Spot clean partitions, tile walls, and doors with special attention to areas behind sinks, around urinals and around entrance. Remove graffiti.

          6. Empty and clean towel and sanitary disposal receptacles and waste material and refuse to designated area in the building using janitor carts/carriages. Replace liners in all receptacles with liners. Wash clean receptacles.

          7. Clean and flush floor and other drains using germicidal solutions.

          8. Clean lights, globes, fixtures and replace tubes and/or bulbs as necessary using tubes and/or bulbs supplied by Owner.

          9. Refill all hand towel, toilet tissue and soap dispensers nightly, supplied by Owner.

     B.   WEEKLY

          1. Wash partitions, tile walls and enamel painted surfaces with approved germicidal detergent solution once per week.

     C.   MONTHLY

          1. Machine scrub flooring with approved germicidal detergent solution. Floors shall be cleaned per manufacturer's recommendations.

          2.   Do high dusting and damp wipe ceiling vents.

IV.  STAIRWAYS

     A.   NIGHTLY

          1.   Police stairwells and remove trash and debris.

          2.   Spot clean doors and walls.

          3. Clean lights, globes, fixtures and replace tubes and/or bulbs as necessary using tubes and/or bulbs supplied by Owner.

     B.   WEEKLY

          1. Dust mop stairs and landings, dust handrails and other horizontal surfaces.

     C.   MONTHLY

          1.   Dust all vertical surfaces and light fixtures not dusted weekly.

          2.   Wash stairs and landings.

          3. Do high dusting (as defined in office areas) in stairwells once every three months.

          4.   Seal stair treads and risers once every three months.

V.   ELEVATORS

     A.   NIGHTLY

          1. Floors in elevator cabs will be properly maintained. Vacuum and remove spots from carpeted areas and sweep and wash hard surfaces.

          2. Clean and polish doors, inside and outside using a cloth dampened with water only.

          3. Clean elevator saddles, door tracks, etc. keeping them free from dirt and debris, polish regularly as needed.

          4. Hand clean trim, railings, etc. using a cloth dampened with water only on all bronze surfaces.

          5. Keep walls, panels, etc. clean and free from finger marks and smudges by method recommended by the manufacturer.

     B.   WEEKLY

          1. Clean carpeting by method recommended by manufacturer as necessary but not more frequently than.

VI. GARAGE, BUILDING SERVICE AREAS & BUILDING EXTERIOR

     A.   NIGHTLY

          1. Keep locker rooms, rest rooms, engineer's offices, security, dock office, etc. (if applicable) in neat and clean condition at all times.

          2. Keep janitor closets in neat and clean condition. Clean slop sinks. Mops, rags, and equipment to be cleaned and stored properly. Walls and floors to be kept clean.

          3. Sweep dock, garage area, service corridor and receiving area and remove all trash and debris.

          4. Compactor areas to be swept and hosed down nightly; pressure wash as necessary.

          5. Remove trash and debris from plazas, sweep or hose down as necessary; remove gum, tar, etc. on sight.

          6. Sweep and hose down sidewalks (weather permitting), remove gum, and clean out tree wells. Wipe down all granite and stone ledges within reach.

          7. Telephone closets, hose rooms and storerooms are to be kept free from debris and rubbish. Report storage of extraneous material and equipment to Building Management.

          8.   Squeegee water pooling in plaza areas and walkways as needed.

          9. Shovel snow during and immediately after snowfall and put down appropriate ice melting materials provided by Owner. Remove snow from sidewalks and curbs around entire property as needed.

          10.  Wash flooring in dock, service corridors and receiving area.

          11. Machine scrub or pressure wash dock, service corridors and receiving area as needed.

          12. Police entire site in accordance with the City's "Adopt a Street Program" as needed.

          13.  Sweep garage area and remove all trash and debris.

     B.   WEEKLY

          1. Machine scrub or pressure wash sidewalks and plaza area (weather permitting).

     C.   MONTHLY

          1.   Seal service corridors.

          2. Clean and dust vertical surfaces, door and frames, partitions, etc. in loading dock areas.

          3. Pressure wash exterior aggregate material walls using process and materials recommended by installer once every three months. Service Contractor shall wash walls to a height mutually agreed upon with Owner.

          4. Pressure wash garage area flooring as needed, but not less than once every three months.

     D.   MISCELLANEOUS

          1. Report to building management any observed building deficiencies, leaking or inoperable faucets, plugged sinks or toilets, broken fixtures, inoperable lights or switches, loose baseboards, torn carpeting in public areas, etc...

          2. Keep cleaning equipment and supply storage area in neat and clean condition at all times. Keep equipment clean and cleaning materials properly stored.

          3. At the conclusion of all work assignments, lights are to be turned off, doors locked and the premises left in a neat orderly condition.

          4. Service Contractor will provide and complete a daily services journal outlining any issues which need to be brought to the attention of Building Management. Service Contractor shall also check the journal daily for Management notice of special duties, areas requiring attention and service deficiencies, if applicable.

VII. DAY PORTERS

     Contractors shall provide as many Day Porters and/or Matrons as required and approved by building management, their duties shall include, but not be limited to the following:

     A.   DAILY

     1. Police elevator cabs at main level; vacuum and spot clean carpeting as needed or at least twice per day.

          2. Police lavatories keeping them in neat and clean condition. Wipe clean sink, vanity tips and toilet seats. Mop up water from floors as necessary. Spot clean mirrors. Check toilet tissue, hand towels, soap dispensers, and sanitary supplies and refill as necessary or at least twice per day.

          3. Sweep sidewalks when necessary. Shovel snow during and immediately after snow fall and put down appropriate ice melting materials provided by the building as needed.

          4.  Police stairways and keep free from trash and debris as needed.

          5. Police and keep free from trash and debris areas in main lobby and building exterior including sidewalks, curbs and alley as needed. Wet mop lobby flooring as necessary, particularly during inclement weather or when snow and ice is prevalent.

          6. Police entire site in accordance with the City's "Adopt a Street Program" as needed.

          7. Keep main entrance door and entryway glass free from finger marks and smudges; clean and polish door frames and other decorative metal. All metal is to be cleaned with a clean, soft cloth dampened with water only as necessary.

          8. Keep service corridors, utility areas, dock/receiving and garage areas in a clean and neat condition as needed.

          9. Set out walk-off mats, safety cones and appropriate signage on rainy or snow days and keep them in a clean condition as needed.

          10. As directed by building management, sweep and/or wet mop equipment rooms, fan rooms, utility rooms, elevator pits, etc. as needed.

          11. Render any other services as directed by building management daily or as necessary.

     B.   WEEKLY

          1.  Empty money from sanitary machines and deliver to Management
              Office.

     C.   MONTHLY

          1. Vacant tenant areas shall be kept free from trash and debris and completely swept or vacuumed at least twice per month.

Note: The foregoing specifications are intended to be a guide to the duties of the day personnel. It is understood and agreed by Service Contractor and Building Management that the Day Porter's duties shall at times be directed by Building Management's authorized representative.

Assignment of Day Personnel shall be directed by Building Management.

VIII.     WINDOW WASHING

          A. Contractor shall clean all first floor interior lobby windows twelve (12) times per year.

          B. Contractor shall clean all first floor exterior lobby windows twelve (12) times per year.

          C. Contractor shall clean all interior windows above the first floor two (2) times per year.

          D. Contractor shall clean all exterior windows above the first floor three (3) times per year.

          E. Contractor shall supply all labor, materials and equipment necessary to perform interior and exterior window cleaning.
              Owner shall maintain and provide to the Contractor window washing davits for use with the Contractor's window-washing rig. Contractor agrees to install and utilize window-washing davits in accordance with manufacturer's specifications.

          F. Contractor agrees to comply with all requirements for any Owner equipment in order to ensure safe use and operation of such equipment.

          G. Contractor shall provide all barriers and all other equipment and materials necessary to ensure safety during interior and exterior window cleaning.

          H. Contractor agrees to comply with all requirements for any Owner equipment in order to ensure safe use and operation of such equipment.

          I. Contractor shall notify Owner of any problems as it relates to equipment owned and maintained by Owner.

          J. Contractor shall perform interior window cleaning above the first floor between 6:00 p.m. and 6:00 a.m., Monday through Friday.

          K. Contractor shall perform exterior window cleaning above the first floor between 6:00 p.m. and 6:00 a.m., Monday through Friday.

          L. Contractor shall perform first floor lobby window interior and exterior cleanings between 7:00 p.m. and 6:00 a.m., Monday through Friday or any time Saturday and Sunday.

          M. All exterior and interior window cleaning scheduling shall be coordinated and approved by Owner prior to any window cleaning.

          N. Contractor shall clean all metal mullions and frames during regular window cleaning at no additional cost.

          O. Contractor shall remove from the property or store it's window rig in Owner designated area directly after each scheduled exterior window cleaning. The window-washing rig must be stored and shall not be visible from the exterior of the building after each day of service.

          P. Contractor shall maintain and supply to Owner a daily service logbook recording all cleaning activity, related activity and equipment malfunctions.

          Q. Contractor shall maintain minimum insurance coverage as required by Owner.


IX.       MISCELLANEOUS

          A. Service Contractor shall pad vacuums, carts and other equipment to prevent scratches and other damage in furniture, door frames, etc. Cleaning personnel shall be instructed not to pull cords around corners.

          B. Report to Building Management any use of electrical/telephone closets for storage.

          C. Report to Building Management any observed building deficiencies, e.g., leaking or inoperable faucets, plugged sinks or toilets, broken fixtures, inoperable lights or switches, loose baseboards, faulty locks, burnt out light bulbs, etc.

          D. At the conclusion of all work assignments, lights are to be turned off, doors closed and locked, chairs centered and gently pushed under tables or desks so as not to scratch furniture, and premises left in neat and orderly condition.

          E. Return all keys, cardkeys, radios and any other building equipment signed out that day.

          F. Service Contractor's cleaning personnel will be required to pass out gifts and notices to buildings tenants from time to time; i.e., holiday gifts, window cleaning notices, tenant survey, etc.

          G. All Service Contractor's equipment shall be clean and free of dirt, shall not have stickers or other idenification and shall be in good working order.

          H. All Service Contractor's personnel are subject to nightly inspection; cannot remove items from the building without prior supervisory approval.

          I.  No personal articles in slop sinks or storage areas at any time.

          J. Service Contractor will supply all cleaning supplies and equipment necessary at their solo cost.

                                   EHXIBIT E

               COMMENCEMENT DATE AND EXPIRATION DATE CONFIRMATION


LANDLORD:          Union Tower Investors II, L.L.C.,
                   a Delaware limited partnership

TENANT:            Participate.com, Inc.,
                   a Delaware corporation

BUILDING:          Union Tower, Chicago, Illinois

LEASE DATE:        February 9, 1999

Landlord and Tenant acknowledge and agree that the Commencement Date of the Lease is _________________, 2000 and the Expiration Date is ___________, 2010.
The parties acknowledge that the Expiration Date is subject to change in the event that Tenant exercises the Expansion Option (as defined in Article 41 of the Lease).

LANDLORD:               UNION TOWER INVESTORS II, L.L.C.,
                        a Delaware limited liability company

                        By: Walton Street Real Estate Fund II, L.P., a Delaware limited partnership, its managing member

                             By:  Walton Street Managers II, L.P.,
                                  a Delaware limited partnership,
                                  its general partner

                                  By:  WSC Managers II, Inc.,
                                       a Delaware corporation,
                                       its general partner

                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

TENANT:                 PARTICIPATE.COM, INC.,
                        a Delaware corporation

                        By:
                           --------------------------------
                        Name:
                             ------------------------------
                        Title:
                              -----------------------------


                           Exhibit E